Exhibit 99.1

Sent via Electronic Delivery to: kbuchel@napcosecurity.com

February 14, 2020

Mr. Kevin Buchel

Chief Financial Officer

NAPCO Security Technologies, Inc.

333 Bayview Avenue

Amityville, New York 11701

Re: NAPCO Security Technologies, Inc. (the “Company”) Nasdaq Symbol: NSSC

Dear Mr. Buchel:

On July 9, 2019, Staff notified the Company that it did not comply with the independent director and audit committee requirements for continued listing on The Nasdaq Global Market set forth in Listing Rules 5605(b)(1) and 5605(c)(2) (the “Rules”), respectively. Based on the information regarding the appointment of Mr. Robert A. Ungar to the Company’s Board of Directors and audit committee, as detailed in your email dated February 12, 2020, Staff has determined that the Company complies with the Rules, and this matter is now closed.

If you have any questions, please contact me at +301 978 8085

Sincerely,

Patryk

Listing Analyst

Nasdaq Listing Qualifications